Exhibit 5.3

[LETTERHEAD OF MILES & STOCKBRIDGE P.C.]

June 3, 2013

Corrections Corporation of America

10 Burton Hills Boulevard

Nashville, Tennessee 37215

Re:	Corrections Corporation of America

Ladies and Gentlemen:

We have acted as special Maryland counsel to Corrections Corporation of America, a Maryland corporation (the “Company”), and CCA TRS, LLC, a Maryland limited liability company of which the Company is the sole member (the “Maryland Guarantor”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of $350,000,000 aggregate principal amount of 4.625% Senior Notes due 2023 (the “Exchange Notes”) to be issued by the Company and to be guaranteed on a senior unsecured basis by certain subsidiaries of the Company, including the Maryland Guarantor. The Exchange Notes will be issued pursuant to the Indenture, dated as of April 4, 2013 (the “Indenture”), among the Company, the parties named as guarantors therein (including the Maryland Guarantor) (the “Guarantors”) and U.S. Bank National Association, as trustee. The Exchange Notes and the guarantees thereof to be provided under the Indenture will be registered under the Act on the Registration Statement on Form S-4 (the “Registration Statement”) of the Company and the Guarantors.

In our capacity as special Maryland counsel to the Company and the Maryland Guarantor and for the purposes of the opinions expressed herein, we have reviewed such corporate records, certificates and documents as we considered necessary for the purposes of the opinions expressed herein. We have relied as to factual matters on information obtained from public officials and officers or representatives of the Company and the Maryland Guarantor.

In expressing the opinions set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) each natural person executing any such document is legally competent to do so and (v) all public records reviewed by us or on our behalf are accurate and complete.

Based on the foregoing and subject to the assumptions and qualifications herein set forth, it is our opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Maryland.

Corrections Corporation of America

June 3, 2013

2.	The Company has the corporate power to execute, deliver and perform its obligations under the Indenture and the Exchange Notes and to issue the Exchange Notes.

3.	The execution and delivery by the Company of the Indenture and the performance of its obligations thereunder, including issuance of the Exchange Notes, have been duly authorized by the Company.

4.	The Maryland Guarantor is validly existing as a limited liability company in good standing under the laws of the State of Maryland.

5.	The Maryland Guarantor has the limited liability company power to execute, deliver and perform its obligations under the Indenture, including its guarantee of the Exchange Notes.

6.	The execution and delivery by the Maryland Guarantor of the Indenture and the performance of its obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indenture, have been duly authorized by the Maryland Guarantor.

We express no opinion as to the laws of any state or jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Maryland, except that we express no opinion with respect to the “blue sky” or other securities laws or regulations of the State of Maryland or any other jurisdiction. The opinions expressed herein are limited to matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated. This letter and the opinions expressed herein are being furnished by us to you solely for your benefit and may not be relied on, used, circulated, quoted from or otherwise referred to by any other person or for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ J.W. Thompson Webb
Principal